                                                                   EXHIBIT 10.12


                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (the "Agreement"), made this 1ST day of May, 1991, is entered into by SMITH INTERNATIONAL, INC., a Delaware corporation with its principal place of business at Houston, Texas (the "Company"), and DICK WERNER residing at Houston, Texas (the "Executive").

     The Company desires to employ the Executive, and the Executive desires to be employed by the Company. In consideration of the mutual covenants and promises contained herein, and the good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

     1.  Term of Employment.

         1.1. The Company hereby agrees to employ the Executive because of the extraordinary and unique services the Executive can render to the company, and the Executive accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on the date hereof (the "Commencement Date") and ending on April 30, 1994, unless sooner terminated in accordance with the provisions of Section 4.

         1.2. On May 1, 1991 and on each anniversary ("Anniversary Date") of that date, the period of employment hereunder (the "Employment Period") shall be extended for one additional year, but, provided the Executive is still employed hereunder, the Employment Period shall end forthwith at the earlier of the Executive attaining the age of 65 years or if the Executive begins to receive benefits under any pension or retirement income plan provided by the Company or any of its subsidiaries.

     2. Title; Capacity; Duties. The Executive shall serve as Vice President/General Manager of Drilco/Servco or in such other position as the Company's Board of Directors (the "Board") may determine from time to time.
The foregoing description of Executive position shall not limit the Company from assigning to Executive other duties and functions in addition to or in substitution for those described above. The Executive shall be subject to the supervision of, and shall have such authority as is delegated to him by the Board, the Company's Chief Executive Officer or such other senior executive(s) as the Board or the Chief Executive Officer shall determine.

     3.  Compensation and Benefits.

         3.1. Salary. The Company shall pay the Executive, in regular periodic installments, consistent with the Company's general pay practices, an annual base salary of $125,000.00 for each one year period, commencing on the Commencement Date, during the Employment Period. Such salary shall be subject to adjustment as determined by the Board in its annual review of Executive's performance hereunder. Executive specifically acknowledges that Company has no obligation to increase said salary as a result of such review.

         3.2. Fringe Benefits and Bonus. The Executive shall be entitled to participate in all bonus, stock purchase, warrant, stock option and any other form of benefit programs that the Company establishes and makes available to its executive employees, if any, to the extent that Executive's position, tenure, salary, age, health and other qualifications make him eligible to participate.

         3.3.  Reimbursement of Expenses.   The Company shall reimburse the
Executive for all reasonable travel, entertainment and other expenses incurred
or paid by the Executive in connection with,   or  related  to,   the
performance of his duties, responsibilities or services under this Agreement, upon presentation by the Executive of documentation, expense statements, vouchers and/or such other supporting information as the Board of Directors may request.

     4. Employment Termination. The employment of the Executive by the Company pursuant to the Agreement shall terminate upon the occurrence of any of the following:

         4.1. At the election of the Company for cause, immediately upon written notice by the Company to the Executive. For the purposes of this
Section 4.1, cause for termination shall be deemed to exist upon (a) the conviction of the Executive of, or the entry of a pleading of guilty or nolo contendere by the Executive to, any crime involving moral turpitude or any felony; or (b) any theft, embezzlement, fraud or other act of dishonesty whether or not involving the Company, which, in the good faith finding of the Board, will have a material adverse effect on the Company if Executive's employment by the Company were to continue.

         4.2. Upon the Executive's death or in accordance with the Company's policies applicable to Executive in the event of the inability of the Executive to provide services due to illness, disability, or physical or emotional incapacity.

         4.3. If for any reason the Executive's position is eliminated or otherwise becomes redundant, or his responsibilities are substantially decreased, whether because of merger, acquisition, sale of business or assets, dissolution, tender offer, or any other reason.

         4.4.  The  expiration  of  the  Employment  Period  in accordance with
Section 1.2.

     5.  Effect of Termination.

         5.1  Termination Pursuant to Section 4.1 or 4.4.
In the event the Executive's employment is terminated pursuant to Section 4.1 or 4.4, the company shall pay to the Executive the compensation and benefits otherwise payable to him under Section 3 through the last day of his actual employment by the Company. Any compensation previously earned by Executive hereunder but not yet paid to him shall be accelerated and shall become payable in a lump sun upon termination of employment.

         5.2  Termination Pursuant to Section 4.2 or 4.3.
If the Executive's employment is terminated pursuant to Section 4.2 or 4.3, the Company shall pay to the Executive or his personal representative, as the case may be, the compensation which would otherwise be payable to the Executive under section 3 in a lump sum, equal to the amounts in effect under section 3 through the end of the Employment Period. Any compensation previously earned by Executive hereunder but not yet paid to him shall be accelerated and shall become payable in a lump sum upon termination of employment.

         5.4 Survival. The provisions of sections 6, 7 and 8 shall survive the termination of this Agreement.

     6. Breach of Contract by Executive. Executive recognizes that the Company is entering into this Agreement in order to obtain the exclusive use of his personal services during the term hereof, that Executive's services are of a special, unique, unusual, extraordinary, creative and intellectual character, and that the commercial success of the enterprise for which Executive has been hired depends primarily upon the unique character of his services. Executive therefore agrees that the substantial portion of the Executive's services to unrelated endeavors during the Employment Period, in violation of this
Agreement and without consent of the Company,  shall be a material breach of
this Agreement.   The Executive understands that such loss or diversion of his services could neither be cured by the hiring of other executives nor could damages be reasonably or adequately calculated and recovered in an action at law, and therefore Executive further agrees that, to the extent permitted by law, any material breach of this Agreement may, without limiting any other remedies, be prevented or cured by an action for specific performance or injunctive relief, without the need of the Company to post bond or other security,

     7.  Non-Competition.

         (a) During the Employment Period, the Executive will not directly or indirectly:

              (i) As an individual proprietor, partner, stockholder, officer, executive, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as a holder of not more than one percent (1%) of the total outstanding stock of a publicly held company, engage in the business of developing, producing, marketing or selling, whether at wholesale or at retail, or of performing, providing, or offering, products and/or services of the kind or type developed or being developed, produced, marketed, sold, offered, provided or performed by the Company while the Executive was employed by the Company; or

              (ii) recruit, solicit or induce, or attempt to induce, any executive or executives of the company or any other person or entity having any continuing or periodic relationship with the Company to terminate their employment with, to otherwise cease their relationship with, the Company, or

              (iii) solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the customers or accounts, or prospective customers or account, of the company which were contracted, solicited or serviced by the Executive while employed by the Company

         (b) If any restriction set forth in this section 7 is found by a court of competent jurisdiction to be unenforceable because it extends for too long period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic areas as to which it may be enforceable

         (c) The restrictions contained in this Section 7 are necessary for the protection of the business and goodwill of the Company and are considered by the Executive to be reasonable for such purpose. The Executive agrees that any breach of this
Section 7 will cause the Company substantial and irrevocable damage and therefore, the Company shall have the right, in addition to any other remedies it may have, to seek specific performance and injunctive relief, without the need to post a bond or other security.

       8.   Proprietary Information and Developments.

            8.1.  Proprietary Information.

                  (a) Executive agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature
concerning the Company's business or financial affairs, business   methods,
suppliers   or   customers (collectively, "Proprietary Information") is and
shall be the exclusive property at the Company.   Executive will not disclose
any Proprietary Information to others outside the Company or use the same for any unauthorized purposes without written approval by the Board, either during or after his employment, unless and until such Proprietary Information has become public knowledge without fault of the Executive.

                 (b) Executive agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, flow charts, business methods, promotional materials, video or sound recordings, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Executive or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by the Executive only in the performance of his duties for the Company.

                 (c) Executive agrees that his obligation not to disclose or use information, know-how and records of the types set forth in paragraphs (a) and (b) above, also extends to such types of information, know-how, records and intangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Executive in the course of the Company's business.

            8.2  Developments.

                 (a) Executive will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software and works of authorship, whether or not patentable or copyrightable, which are created, made, conceived or reduced to practice by the Executive or under his direction jointly with others during his employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as "Developments").

                 (b) Executive agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his right, title and interest in and to all Developments and all related patents, patent
applications, copyrights and copyright applications.   However, this Section
8.2(b) shall not apply to Developments which do not relate to the present or planned business or research and development of the Company and which are made and conceived by the Executive not during normal working hours, not on the Company's premises and not using the Company's tools, devices, equipment or Proprietary Information.

                 (c) Executive agrees to cooperate fully with the Company, both during and after his employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual and intangible property rights (both in the United States and in foreign countries) relating to Proprietary Information and Developments. Executive shall sign all papers, including, without limitation, copyright applications and/or assignments. patent applications and/or assignments, declarations, oaths, formal assignments, assignments of proprietary rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Proprietary Information or Development.

          8.3.  Other Agreements.   Executive  further  represents that his
performance of all the terms of this Agreement and as an Executive of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment with the Company.

     9. Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 9. A copy of all notices given by Executive to the Company shall be sent to each member of the Board.

     10.  Pronouns.   Whenever the context may require, any pronouns used in
this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

     11.  Entire Agreement.   This Agreement constitutes the entire agreement
between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

     12. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and Executive.

     13. Governing Law. The Agreement shall be construed, interpreted and enforced in accordance with the law of the state of Texas.

     14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of Executive are personal and shall not be assigned by him.

     15.  Miscellaneous.

          15.1. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver of consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

          15.2. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

          15.3. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.


SMITH INTERNATIONAL, INC.                       EXECUTIVE:





-------------------------                       -----------------------------
Douglas L. Rock                                 Dick Werner
President